UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 17, 2018 (the “Effective Date”), Hyatt Hotels Corporation (“the Company”) entered into a Transition and Separation Agreement with Mr. Stephen Haggerty (the “Separation Agreement”). Pursuant to the Separation Agreement, commencing on the Effective Date and continuing for a transition period through July 31, 2018 (or until certain earlier separation events), Mr. Haggerty will remain employed on a full-time basis with the Company in the role of Special Advisor to the Chief Executive Officer. During the transition period, Mr. Haggerty will continue to earn and vest into his current compensation and benefits, including eligibility to vest into previously-issued equity incentive awards and to earn a 2018 annual cash incentive for the transition period.

Subject to Mr. Haggerty’s continued employment through July 31, 2018 (or earlier separation due to death or disability): (i) the Company will continue to pay Mr. Haggerty the sum of his annual base salary and three-year average annual cash incentive in installments for a period of one year following separation; (ii) the Company will pay to Mr. Haggerty a lump-sum payment in the amount of $20,077; and (iii) the Company will reimburse Mr. Haggerty up to a maximum of $10,000 for legal fees incurred in connection with the preparation and review of the Separation Agreement. The foregoing severance and transition period bonus eligibility are conditioned on Mr. Haggerty’s timely execution of an effective general release of claims and continued compliance with Company policies and applicable restrictive covenants.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On January 18, 2018, the Company issued a press release announcing certain organizational changes. The full text of the press release is attached as Exhibit 99.1 hereto.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition and Separation Agreement, dated as of January 17, 2018, between Hyatt Hotels Corporation and Stephen Haggerty

99.1	Hyatt Hotels Corporation Press Release, dated January 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: January 23, 2018	By:	/s/ Patrick J. Grismer
Name: Patrick J. Grismer
Title: Executive Vice President, Chief Financial Officer